UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________________________________________
FORM 8-K/A
________________________________________________________________________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2017
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ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
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Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
________________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 18, 2017, Altria Group, Inc. (the “Company”) held its Annual Meeting of Shareholders (“Annual Meeting”). At the Annual Meeting, shareholders, among other actions, conducted an advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers. As reported in the Company’s Current Report on Form 8-K, filed on May 18, 2017, a majority of the votes cast on this proposal were cast in favor of holding such an advisory vote annually. After considering the outcome of this advisory vote, the Board of Directors of the Company, upon a recommendation of the Compensation Committee, determined at a meeting held on August 24, 2017, that future advisory votes on the compensation of the Company’s named executive officers will occur annually.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel

DATE:    August 24, 2017

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